FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2009, Telephone and Data Systems, Inc. (“TDS”) entered into a $400,000,000 Credit Agreement by and among TDS as Borrower, certain lenders, Bank of America, N.A. as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, Banc of America Securities LLC, SunTrust Bank and U.S. Bank N.A. as Co-Lead Arrangers and Joint Book Managers, SunTrust Bank as Syndication Agent and Toronto Dominion (Texas) LLC, Wells Fargo Bank, N.A. and U.S. Bank N.A. as Co-Documentation Agents (“New Revolving Credit Agreement”). The New Revolving Credit Agreement replaces the Prior Revolving Credit Agreement as defined under Item 1.02 below.

Certain of the third parties to the New Revolving Credit Agreement were also parties to the Prior Revolving Credit Agreement. Some of the lenders and/or agents under the New Revolving Credit Agreement and/or their affiliates have various relationships with TDS and its subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services.

The New Revolving Credit Agreement provides TDS with a $400 million senior revolving credit facility for working capital, non-hostile acquisitions and other lawful corporate purposes and to refinance any existing debt of TDS. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed from time to time from and after June 30, 2009 until maturity in June 2012. As of the date of this Form 8-K, this credit facility had $396.6 million available for use, net of $3.4 million of outstanding letters of credit.

Borrowings under the New Revolving Credit Agreement bear interest, at TDS’ option, either at a LIBOR rate or at an alternative base rate, plus an applicable margin. Based on TDS’ current credit rating and based on the LIBOR rate and applicable margin, TDS’ borrowing rate was 3.31% as of the date of this Form 8-K. TDS’ interest costs under the New Revolving Credit Agreement would increase if its current credit rating from any two of Standard & Poor’s Rating Services, Moody’s Investor Services or Fitch Ratings were lowered. However, the credit facility would not cease to be available solely as a result of a decline in its credit ratings.

The two financial covenants described below are included in the New Revolving Credit Agreement:

1.      Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges), may not be less than 3.00 to 1 as of the end of any fiscal quarter.

2.      Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 2.75 to 1 as of the end of any fiscal quarter or as of the date of any borrowing or issuance of any letter of credit under the New Revolving Credit Agreement.

The New Revolving Credit Agreement provides, among other things, that TDS may not, and may not cause or permit any of its subsidiaries to, sell, or incur or permit to exist any liens on, any property or assets now owned or hereafter acquired by TDS or by any such subsidiary, make investments, effect mergers or other fundamental changes, make dividends, distributions or other restricted payments, or enter into transactions with affiliates, other than as expressly excepted in the New Revolving Credit Agreement.

The New Revolving Credit Agreement includes representations and warranties, covenants and events of default that are usual and customary for senior facilities of this type or as negotiated. The New Revolving Credit Agreement also contains other terms and conditions that are usual and customary for senior credit facilities of this type or as negotiated.

A Change in Control of TDS, as such term is defined in the New Revolving Credit Agreement, would constitute a default and would require all borrowings outstanding under the New Revolving Credit Agreement to be repaid.

The continued availability of the New Revolving Credit Agreement requires TDS to comply with certain negative and affirmative covenants, maintain the above financial ratios and provide representations on certain matters at the time of each borrowing.

The foregoing brief description is qualified by reference to the copy of the New Revolving Credit Agreement attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Also, on June 30, 2009, TDS’s subsidiary, United States Cellular Corporation (“U.S. Cellular”), entered into a $300,000,000 Credit Agreement (“New U.S. Cellular Revolving Credit Agreement”), as disclosed in U.S. Cellular’s Form 8-K dated June 30, 2009, which is incorporated by reference herein. The terms and conditions of the New U.S. Cellular Revolving Credit Agreement are substantially similar to those of the TDS New Revolving Credit Agreement. A copy of the New U.S. Cellular Revolving Credit Agreement is incorporated by reference herein as Exhibit 4.2

In connection with the New U.S. Cellular Revolving Credit Agreement, TDS and U.S. Cellular entered into a Subordination Agreement dated June 30, 2009 together with the administrative agent for the lenders under the New U.S. Cellular Revolving Credit Agreement. Pursuant to this Subordination Agreement, (a) any consolidated funded indebtedness from U.S. Cellular to TDS will be unsecured and (b) and (i) consolidated funded indebtedness (other than Refinancing Indebtedness as defined in the Subordination Agreement) in excess of $105,000,000, and (ii) Refinancing Indebtedness in excess of $250,000,000, will be subordinated and made junior in right payment to the prior payment in full of obligations to the lenders under the New U.S. Cellular Revolving Credit Agreement. As of the date of this Form 8-K, the aggregate outstanding principal amount of consolidated funded indebtedness of U.S. Cellular that is subordinated pursuant to the Subordination Agreement is $0.

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2009, TDS terminated the Amended and Restated Revolving Credit Agreement dated December 9, 2004 (“Prior Revolving Credit Agreement”), by and among TDS, certain lenders, Bank of America, N.A., as Administrative Agent, TD Securities (USA) LLC, as Syndication Agent, Wachovia Bank, National Association, LaSalle Bank National Association and The Bank of Tokyo-Mitsubishi, LTD., Chicago Branch, each as Documentation Agents. The Prior Revolving Credit Agreement provided TDS with a $600 million revolving credit facility. The Prior Revolving Credit Agreement was scheduled to expire on December 9, 2009. However, the Prior Revolving Credit Agreement was terminated in connection with and as a condition of entering into the New Revolving Credit Agreement. TDS did not incur any early termination penalties in connection with the termination.

A description of the Prior Revolving Credit Agreement and a description of any material relationships between TDS and its affiliates and any of the other parties to the Prior Revolving Credit Agreement are included in TDS’ Form 8-K dated December 9, 2004 and are incorporated by reference herein.

Also, on June 30, 2009, U.S. Cellular terminated its Amended and Restated Revolving Credit Agreement dated December 9, 2004, as disclosed in U.S. Cellular’s Form 8-K dated June 30, 2009, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: July 7, 2009

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit

4.1	New Revolving Credit Agreement, dated as of June 30, 2009.

4.2	New U.S. Cellular Revolving Credit Agreement is hereby incorporated by reference from U.S. Cellular’s Form 8-K dated June 30, 2009